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                                                                    Exhibit 23.1











               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated August 1, 2000, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

                                                 ERNST & YOUNG LLP


San Diego, California
August 31, 2000